UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share and Offering Prices

On September 15, 2017, the board of directors (the “Board”) of CNL Healthcare Properties II, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) unanimously approved $10.00 as the estimated net asset value (“NAV”) per share of each class of the Company’s common stock outstanding as of June 30, 2017, based on the estimated value of our assets less the estimated value of our liabilities, divided by 1,634,493 shares issued and outstanding as of June 30, 2017. There have been no material changes between June 30, 2017 and the date of this filing that would impact the overall estimated NAV per share. Also, on that date the Company’s Board unanimously approved offering prices for each class of shares of the Company’s common stock to be sold in the Company’s public offering based on the estimated NAV per share for each class plus applicable upfront selling commissions and dealer manager fees, effective September 19, 2017. Establishing offering prices based on the estimated NAV per share for each class of shares did not cause any change in the current offering prices for each class of shares. Accordingly, the offering prices will remain $10.93, $10.50 and $10.00 per share for the purchase of Class A, Class T and Class I shares of the Company’s common stock, respectively, (the “Offering Prices”) in the Company’s ongoing primary public offering.

In establishing the estimated NAV, the Board engaged an independent investment banking firm that specializes in providing real estate financial services, CBRE Capital Advisors, Inc. (“CBRE Cap”), to provide (i) property-level and aggregate valuation analyses of the Company, (ii) a range for the estimated NAV per share for each class of shares of the Company’s common stock; and (iii) consideration of other information provided by the Company’s advisor, CHP II Advisors, LLC (our “Advisor”).

Background

In September 2017, the Board initiated a process to estimate the Company’s NAV to (i) provide existing investors and broker-dealers with increased transparency and an estimated value of the Company’s shares based on the value of the Company’s current portfolio as of June 30, 2017; and (ii) furnish potential new investors and broker-dealers with updated information regarding the Company’s performance and assets to enhance a better understanding of the Company. The Valuation Committee of the Board, comprised solely of independent directors, was charged with oversight of the valuation process, including review and approval of the valuation process and methodology, the consistency of the valuation methodology with real estate industry standards and practices, and the reasonableness of the assumptions utilized in the valuation. On the recommendation of the Valuation Committee and the approval of the Board, the Company engaged CBRE Cap as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of September 8, 2017, (the “Valuation Report”), CBRE Cap held discussions with our Advisor and conducted or commissioned such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of $9.82 and $10.62 for the Company’s estimated NAV per share for each class of the Company’s common stock proposed in CBRE Cap’s Valuation Report was reasonable, and recommended to the Board that it adopt $10.00 as the estimated NAV per share of each class of the Company’s common stock, which value falls within the range determined by CBRE Cap in its Valuation Report. At a special meeting of the Board held on September 15, 2017, the Board accepted the recommendation of the Valuation Committee and approved $10.00 as the estimated NAV per share of each class of the Company’s common stock as of June 30, 2017, exclusive of any portfolio premium. The Board also approved the Offering Prices of $10.93 per share for Class A shares, $10.50 per share for Class T shares and $10.00 per share for Class I shares, based on the estimated NAV per share for each class of the Company’s common stock plus applicable upfront selling commissions and dealer manager fees, effective September 19, 2017. CBRE Cap is not responsible for the estimated value per share approved by the Board and did not participate in the determination of the Offering Prices for each class of shares of the Company’s common stock.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor;

•	reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s property, including forecasts prepared by the Advisor;

•	commissioned a restricted use appraisal which contained analysis on the Company’s real property asset (the “MAI Appraisal”) and performed analyses and studies for the property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including Wall Street equity reports and online data providers;

•	compared financial information of the Company to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

•	reviewed the interim financial statements for the period ended June 30, 2017.

The MAI Appraisal of the Company’s property was performed in accordance with Uniform Standards of Professional Appraisal Practice (“USPAP”). The MAI Appraisal was commissioned by CBRE Cap from CBRE Valuation and Advisory Services, a CBRE affiliate that conducts appraisals and valuations of real properties. The MAI Appraisal was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designations. CBRE Appraisal Group is not responsible for the estimated value per share approved by the Company’s Board and did not participate in the determination of the Offering Prices for each class of shares of the Company’s common stock.

As of June 30, 2017, the Company owned one real estate investment consisting of a seniors housing community in Pensacola, Florida.

The Company’s real estate property was classified as a wholly owned operating asset in the Valuation Report. The Board considered the following valuation methodologies with respect to such asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Operating Asset. Unlevered, ten-year discounted cash flow analysis from the MAI Appraisal was created for the Company’s wholly owned, fully operational property. The “terminal capitalization rate” method was used to calculate terminal value of the asset, with such rate based on the specific geographic location of the asset and other relevant factors.

Debt. The Company’s debt from its June 30, 2017 balance sheet, with certain adjustments related to amortized loan costs and was reviewed for reasonableness by CBRE Cap and utilized in its Valuation Report.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated NAV was designed generally in accordance with certain recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the IPA in April, 2013.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow model to estimate the value of our operating asset as of June 30, 2017.

TABLE OF MAJOR INPUTS
Assumptions	June 30, 2017 Amount / Range
Discount rates
Wholly Owned Property
Senior Housing Property	8.71% - 8.29%

Terminal capitalization rates
Wholly Owned Property
Senior Housing Property	7.69% - 7.31%

In its Valuation Report, CBRE Cap included an estimate of the June 30, 2017 value of the Company’s assets, including cash and other assets net of payables, accruals and other liabilities. Such values were derived from the Company’s adjusted balance sheet as of June 30, 2017.

In its Valuation Report, CBRE Cap estimated the value of the Company’s equity interest in its real estate portfolio to be in the range of $23.3 million to $24.6 million and the Company’s net asset value to range between $16.06 million and $17.36 million, or between $9.82 and $10.62 per share, based on a share count of 1,634,493 shares issued and outstanding as of June 30, 2017.

The valuation range was calculated by varying the discount rates and terminal capitalization rates by 2.5% in either direction, which represents a 5% sensitivity. CBRE Cap set the range at a weighted average of approximately 42 basis points on the discount rate and approximately 38 basis points on the terminal capitalization rate. The terminal capitalization rate was used to calculate the terminal value of the asset and was sourced from the MAI Appraisal, which was based on location, asset quality and supply and demand metrics.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and estimated range of values contained in CBRE Cap’s Valuation Report, the Valuation Committee recommended that the Board approve $10.00 as the estimated value per share and the Board ultimately approved $10.00 as the estimated value per share of each class of the Company’s common stock. As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the Company’s net asset value and NAV estimates as of June 30, 2017:

Table of Value Estimates for Components of Net Asset Value

	Value as of 6/30/17 ($ in 000’s)	Value as of 6/30/17 Per Share
Present value of wholly owned operating asset	$23,600	$14.44
Cash and cash equivalents	9,525	5.82
Other assets	196	0.12
Wholly-owned debt outstanding	(16,363)	(10.01)
Accounts payable and other accrued expenses	480	(0.29)
Other liabilities	121	(0.08)

Net asset value	$16,358	$10.00

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, the Company’s Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report was based upon market, economic, financial and other information, circumstances and conditions existing prior to June 30, 2017, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated NAV. CBRE Cap’s valuation materials were addressed solely to the Company’s Board to assist it in establishing an estimated value of each class of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of each class of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating property and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the property may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV of each class of the Company’s common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value for the respective class of shares;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV for the respective class of shares of common stock upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated NAV for the respective class of shares if we listed them on a national securities exchange; or

•	the methodology used to estimate our NAV would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The June 30, 2017, estimated NAV was determined by our Board at a special meeting held on September 15, 2017. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We currently expect to continue to determine our estimated NAV at least annually.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2016 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company has not engaged CBRE Cap for any other services.

During the past three years affiliates of the Company have engaged CBRE Cap and other affiliates of CBRE for various real estate-related services and/or to serve as a third-party valuation advisor. The Company anticipates that CBRE Cap and other affiliates of CBRE will continue to provide similar services to the Company and its affiliates in the future. In addition, the Company may in its discretion engage CBRE Cap to assist the Board in future determinations of the Company’s estimated NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Company have engaged and/or may engage in the future CBRE, CBRE Cap or their affiliates for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Distribution Reinvestment Plan Share Price

The Company will continue to offer shares of each class of its common stock pursuant to its Distribution Reinvestment Plan (“DRP”). Effective October 3, 2017, the price for sales of shares under the DRP will be equal to the NAV per share for each class of shares of the Company’s common stock, as applicable.

Redemption Plan

The Company’s Amended and Restated Redemption Plan continues to provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to the Company prior to any listing of the Company’s shares.

Effective October 3, 2017, under the Amended and Restated Redemption Plan, all shares of common stock or fractions thereof that have been held for at least one year may be submitted for redemption at an amount equal to the Company’s estimated NAV per share for each class, as applicable, as of the redemption date.

There is no assurance that there will be sufficient funds available for redemption or that we will redeem shares and, accordingly, a stockholder’s shares may not be redeemed. The Amended and Restated Redemption Plan does not limit the Company’s ability to repurchase shares from stockholders by any other legally available means for any reason that the Advisor, in its discretion, deems to be in the Company’s best interests. None of the Company’s sponsor, Advisor, any member of the Board, or any of their affiliates will receive any fee in connection with the repurchase of shares by the Company under the Amended and Restated Redemption Plan.

The Company is furnishing (i) as Exhibit 99.1 to this Current Report on Form 8-K a copy of the Company-issued press release announcing the recent determination of the estimated NAV of the Company’s common stock and (ii) as Exhibit 99.2 to this Current Report on Form 8-K a copy of the notice mailed to our stockholders’ registered representatives or investment advisers regarding, among other things, the recent determination of the estimated NAV of the Company’s common stock. Such press release shall not be deemed to be “filed” with the U.S. Securities and Exchange Commission (the “SEC”) or incorporated by reference into any other filing with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	CNL Healthcare Properties II, Inc. Press Release dated as of September 19, 2017.

99.2	Correspondence with financial advisors of shareholders of CNL Healthcare Properties II, Inc.

Caution Concerning Forward-Looking Statements

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our annual report for the year ended December 31, 2016, and other documents filed from time to time with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable rents and terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust; and the Company’s ability to protect its intellectual property and the value of its brands.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, and our registration statement on Form S-11 and the sticker supplements and amendments thereto, copies of which may be obtained from our website at http://www.cnlhealthcarepropertiesII.com.

We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

September 19, 2017

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer, President and Vice Chairman